SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is entered into as of the 25th day of July, 2017 by and between Seong Sam Cho (“Cho”) and Pollex, Inc., a Nevada corporation (the “Company”).

WHEREAS, Cho serves as the Chief Executive Officer of the Company pursuant to the employment agreement dated as of April 6, 2017 (the “Employment Agreement”);

WHEREAS, the term of Cho’s service pursuant to the Employment Agreement will expire on April 6, 2018 (the “Term”); and

WHEREAS, the Company and Cho desire to enter into this Agreement providing for Cho’s amicable resignation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Termination Date. Cho acknowledges that his last day as Chief Executive Officer will be July 25, 2017, or such other later date mutually agreed upon between the Company and Cho (the “Termination Date”). Cho further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer of the Company or its subsidiaries (the “Subsidiaries”), except as otherwise provided herein. Any and all positions and/or titles held by Cho with the Company or any Subsidiaries of the Company will be deemed to have been resigned as of the Termination Date, except as otherwise provided herein.

2. Compensation Termination. Cho acknowledges and agrees that as a result of such termination all equity rights, whether or not existing, vested or unvested as of the date hereof, will be hereby terminated and of no further force or effect. For the avoidance of doubt, all rights of Cho to future awards or issuances of any shares of common stock, under any plan or agreement, option, warrant, plan or right, and any future vesting thereof, shall terminate. All rights to any future salary, bonus, compensation and benefits of Cho shall terminate as of the Termination Date and Cho shall have no further rights or claims thereto. Cho shall be responsible to pay any and all taxes which are attributable to him pursuant to law and which are associated with his employment and this Agreement, other than withholding taxes which have heretofore been withheld from Cho.

3. Cho’s Release. In consideration for the payments and benefits described above and for other good and valuable consideration, Cho, on behalf of himself and all of his affilites, hereby releases and forever discharges the Company and its subsidiaries, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his service to the Company, the termination of his service to the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind; breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters (the “Release”). The Company acknowledges, however, that Cho does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled. The Company also acknowledges that Cho does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA. Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

4. Company’s Release. In exchange for the consideration provided for in this Agreement, the Company irrevocably and unconditionally releases Cho of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Cho, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Cho’s service to the Company as Chief Executive Officer or his services to the Company during the Term pursuant to the Employment Agreement. The Company represents that, as of the date of this Agreement, there are no known claims relating to Cho. The Company agrees to indemnify Cho against any future claims to the extent permitted under the Company’s bylaws. Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement nor does this release include the release of any obligation of Cho to repay or surrender any benefits received by him as a result of the occurrence of any restatement of any Company financial results from which any benefit derived by Cho shall have been determined, including pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other applicable law.

5. Confidential Information. Cho understands and acknowledges that during the course of his service to the Company as Chief Executive Officer and during the Term of the Employment Agreement, he had access to Confidential Information (as defined below) of the Company. Cho agrees that at no time will Cho (a) use Confidential Information for any purpose or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, “Confidential Information” means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that “Confidential Information” shall not include any information that (i) has entered the public domain through no action or failure to act of Cho; (ii) was already lawfully in Cho’s possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Cho on a non-confidential basis from a third party who has the right to disclose such information to Cho; or (iv) is ordered to be or otherwise required to be disclosed by Cho by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

6. Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

7. Non-Disparagement. Cho and the Company each agree that he and it shall not malign, defame, blame, or otherwise disparage the other, either publicly or privately regarding the past or future business or personal affairs of Cho, the Company or any other officer, director or employee of the Company.

8. Future Cooperation. Cho agrees to reasonably cooperate with the Company and its financial and legal advisors, in connection with any business matters for which the Cho’s assistance may be required and in any claims, investigations, administrative proceedings or lawsuits which relate to the Company and for which Cho may possess relevant knowledge or information.

9. Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties, including the Letter Agreement.

10. Assignment. Cho has not assigned or transferred any claim he is releasing, nor has he purported to do so. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Cho’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

11. Acknowledgement. Cho acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein; and (f) this Agreement shall become effective and enforceable following his execution of this Agreement.

12. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, or (iii) by overnight courier, with acknowledged receipt, and properly addressed as follows:

If to the Company:	Pollex, Inc.
2005 De La Cruz Blvd. Ste #142
Santa Clara, CA 95050

If to Cho:	Seong Sam Cho

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

14. Counsel Representation. The Parties hereto further agree that this Agreement has been carefully read and fully understood by them. Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same. Cho represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Cho.

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IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

Pollex, Inc.

By:
Name:
Title:

Seong Sam Cho